Exhibit 99.1

Starbucks Announces Three New Appointments to Board of Directors

•	Company appoints Ritch Allison, Domino’s CEO; Andrew Campion, NIKE CFO; and Isabel Ge Mahe, Apple’s Vice President and Managing Director of Greater China.
•	These additions expand Starbucks Board of world-class, values-based leaders, as it continues to build an enduring company.

SEATTLE (Sept. 12, 2019) – Starbucks Corporation (NASDAQ: SBUX) announced today the appointment of Richard (Ritch) E. Allison, Jr., Chief Executive Officer of Domino’s; Andrew (Andy) Campion, Executive Vice President and Chief Financial Officer of NIKE; and Isabel Ge Mahe, Apple’s Vice President and Managing Director of Greater China, to the Starbucks Board of Directors. These appointments increase Starbucks Board of Directors to 13.

“As we pursue our goal of building an enduring company, I couldn’t be more excited to have Ritch, Andy and Isabel join our world-class board of directors,” said Kevin Johnson, Starbucks president and chief executive officer. “Their expertise across global technology, retail and customer experience at scale will accelerate our drive to innovate in a way that’s relevant to our customers and inspiring to our partners.”

All three joined the Starbucks Board of Directors effective Sept. 11, 2019. Other members of the Starbucks Board of Directors include: Myron E. Ullman III, Mellody Hobson, Roz Brewer, Mary Dillon, Kevin Johnson, Jorgen Vig Knudstorp, Satya Nadella, Joshua Cooper Ramo, Clara Shih, and Javier Teruel.

Allison has served as Domino’s Chief Executive Officer since July 2018. He previously served as President, Domino’s International from October 2014 to July 2018, after joining the company in March 2011 as Executive Vice President of International. Allison will serve on the company’s Compensation and Management Development Committee.

Campion will serve on the company’s Audit and Compliance Committee. He joined NIKE in 2007 and since 2015 has served as Executive Vice President and Chief Financial Officer of NIKE, Inc., with responsibility for all aspects of strategy and financial management.

Ge Mahe joined Apple in 2008, overseeing the development of cellular, Wi-Fi, Bluetooth, Near Field Communication (NFC), location and motion technologies for nearly every Apple product. She also played a key role in developing new China-specific features for iPhone and iPad. In her current role, she provides leadership and coordination across Apple’s China-based team. She will join the company’s Nominating and Corporate Governance Committee.

“We are pleased to welcome Ritch, Andy and Isabel as new independent directors to the Starbucks board,” said Starbucks Chair Myron E. Ullman III. “The addition of these directors complements our existing skills and experiences, and we are confident they will provide valuable perspectives as we continue to execute our strategy, drive growth and build long-term shareholder value for Starbucks.”

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 30,000 stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of applicable securities laws and regulations, including statements about executing our strategy, driving growth and building shareholder value. Such forward-looking statements are based on current management expectations and satisfactions of certain conditions that are subject to various risks and uncertainties, including market conditions and those risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Starbucks Annual Report on Form 10-K for the fiscal year ended September 30, 2018. The Company assumes no obligation to update any of these forward-looking statements.